ARTICLES OF INCORPORATION
GRAHAM & CO. FUNDS, INC.

FIRST: The undersigned, Gerald Wolfe, whose post office address is Law In Progress, 2102 Business Center Drive, Irvine CA 92612, being at least (18) years of age, does hereby form a corporation under and by virtue of the general laws of the State of Maryland.

SECOND: The name of the corporation (which is hereinafter called the "Corporation") is

Graham & Co. Funds, Inc.

THIRD: The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are as follows: To engage generally in the business of an open-end investment company of the management type and registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended and as may be further amended from time to time (the "Investment Company Act"), and to exercise and generally to enjoy all of the powers, rights, and privileges granted to or conferred upon corporations by the Maryland General Corporation Law, as amended from time to time (the "Maryland General Corporation Law").

FOURTH: The address of the Principal Office of the Corporation in Maryland is Graham & Co. Funds, Inc. c/o MDR 343 N. Charles Street, Baltimore MD 21201. The name and address of the Resident Agent of the Corporation in Maryland is MDR Resident Agents, Inc. 343 N. Charles Street, Baltimore MD 21201. Said resident agent is a Maryland corporation.

FIFTH: (a) The total number of shares of all classes and series of stock which the Corporation has atlil1ty to issue is One Billion (1,000,000,000) shares of capital stock, with a par value of $0.0001 per share, for an aggregate par value of One Hundred Thousand Dollars ($100,000). All of such shares are initially classified as "Common Stock." Initially, 600,000,000 of the shares of Common Stock shall be divided into three classes of 200,000,000 shares each, such classes being designated as the "Class A Shares," the "Class B Shares" and the "Class C Shares" (the classes of Common Stock, together with any further class or classes of Common Stock from time to time created by the Board of Directors, being referred to herein individually as a "Class" or "Series" and collectively as the "Classes" or "Series"). The Board of Directors may classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) of the Corporation by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or the terms or conditions of redemption, of such shares of capital stock.

(b) A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and the terms and conditions of redemption of all Classes of Common Stock is as follows, unless otherwise set forth in Articles Supplementary filed with the Maryland State Department of Assessments and Taxation (the "SDAT") with respect to any additional Class from time to time created by the Board of
Directors:

(1) Assets Belonging to Class. All consideration received by the Corporation from the issue or sale of shares of a particular Class, together with all assets in which such consideration is invested or reinvested; all income, earnings, profits, and proceeds thereon, including any proceeds derived from the sale, exchange, or liquidation of such assets; and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds, together with any General Asset Items (defined below) allocated to that Class as provided in the following sentence, are herein referred to collectively as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits, or proceeds which are not readily identifiable as belonging to any particular Class (collectively, "General Asset Items"), such General Asset Items shall be allocated by or under the direction of the Board of Directors to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Asset Items so allocated to a particular Class shall belong to that Class. Each such allocation by or under the direction of the Board of Directors shall be conclusive and binding for all purposes.

(2) Liabilities Belonging to Class. The assets belonging to each particular Class shall be charged with the liabilities of the Corporation in respect of that Class and with all expenses, costs, charges, and reserves attributable to that Class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges, and reserves, together with any General Liability Items (defined below) allocated and charged to that Class as provided in the following sentence, are herein referred to as "liabilities belonging to" that Class. In the event that there are any general liabilities, expenses, costs, charges, or reserves of the Corporation which are not readily identifiable as belonging to any particular Class (collectively, "General Liability Items"), such General Liability Items shall be allocated by or under the direction of the Board of Directors to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Liability Items so allocated and charged to a particular Class shall belong to that Class. Each such allocation by or under the direction of the Board of Directors shall be conclusive and binding for all purposes.

(3) Dividends and Distributions. Dividends and distributions on shares of a particular Class may be paid out of the assets belonging to that particular Class with such frequency, in such form, and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that Class. All dividends and distributions on shares of a particular Class shall be distributed pro rata to the holders of that Class in proportion to the number of shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

Dividends and distributions may be paid in cash, property, or additional shares of the same or another Class, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

(4) Voting. On each matter submitted to a vote of the stockholders, each holder of a share of Common Stock shall be entitled to one vote for each such share standing in such holder's name upon the books of the Corporation regardless of the Class thereof, and all shares of all Classes shall vote together as a single class ("Single Class Voting"); provided, however, that (i) when the Maryland General Corporation Law or the Investment Company Act requires that a Class vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected Class or Classes; (ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more Classes, then, subject to (iii) below, the shares of all other Classes shall vote as a single class; and (iii) as to any matter, which, in the judgment of the Board of Directors (which shall be conclusive and binding for all purposes), does not affect the interests of a particular Class, such Class shall not be entitled to any vote and only the holders of shares of the affected Class or Classes shall be entitled to vote.

(5) Redemption. (i) Each holder of shares of a particular
Class of the Corporation's Common Stock shall be entitled to require the Corporation to redeem all or any part of the shares of that Class standing in the name of the holder upon the books of the Corporation, at a redemption price per share determined pursuant to (iii) below. Notwithstanding the foregoing, the Corporation may postpone the date of payment of the redemption price and may suspend the right of the holders of any Class to require the Corporation to redeem shares of that Class during any period or at any time when and to the extent permissible by the Investment Company Act or other applicable law.

(ii) All shares of all Classes shall be redeemable at the option of the Corporation. In accordance with the Investment Company Act or other applicable law, the Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any Class upon the sending of written notice thereof to each holder whose shares are to be redeemed, and upon such terms and conditions as the Board of Directors, in its sole discretion, deems advisable.

(iii) The redemption price per share of a Class of Common
Stock shall be the net asset value per share of that Class determined by or under the direction of the Board of Directors from time to time in accordance with the Investment Company Act or other applicable law, less such redemption fee or sales charges, if any, as may be established by the Board of Directors in its sole discretion and in accordance with the Investment Company Act or other applicable law. Payment of the redemption price shall be made in cash at such time and in such manner as may be determined by the Board of Directors from time to time in accordance with the Investment Company Act or other applicable law; provided, however, that if the Board of Directors determines, which determination shall be conclusive and binding for all purposes, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act or other applicable law, make payment wholly or partly in securities or other assets belonging to the Class of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

(6) Liquidation. In the event of the liquidation or dissolution of the Corporation or the liquidation of a particular Class, the stockholders of each Class or the stockholders of the Class that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The holders of shares of any particular Class shall not be entitled to any distribution upon liquidation of any other Class. The assets so distributable to the stockholders of any particular Class shall be distributed among such stockholders in proportion to the number of shares of that Class held by them and recorded upon the books of the Corporation. The liquidation or dissolution of the Corporation or the liquidation of any particular Class shall be accomplished in accordance with the provisions of the Maryland General Corporation Law, the Investment Company Act, and any other applicable law .The liquidation of a particular Class may be accomplished, in whole or in part, by the transfer of assets belonging to such Class to another Class; by the exchange of shares of such Class for the shares of another Class; or in any other legal manner.

(7) Net Asset Value Per Share. The net asset value per share of any Class of Common Stock shall be the quotient obtained by dividing the value of the net assets of that Class (being the value of the assets belonging to that Class less the liabilities belonging to that Class) by the total number of shares of that Class outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the Bylaws of the Corporation or in a duly adopted resolution of the Board of Directors, such bases and times for determining the value of the assets and/or liabilities belonging to, and the net asset value per share of outstanding shares of, each Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine or to have determined under its direction, which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

The Board of Directors may determine to maintain the net asset value per share of any Class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that Class as dividends and for the handling of any losses attributable to that Class. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Class the stockholder's pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by the stockholder's investment in any Class with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

The Board of Directors shall have the right, in its sole discretion, to establish such other methods for determining net asset value whenever such other methods are deemed by the Board of Directors to be necessary or desirable and are consistent and in compliance with the Investment Company Act.

(8) Equality. Each share of each particular Class shall represent an equal proportionate interest in the assets belonging to that Class (subject to the liabilities belonging to that Class), and each share of any particular Class shall be equal to each other share of that Class. The Board of Directors may from time to time divide or combine the shares of any particular Class into a greater or lesser number of shares of that Class without thereby changing the proportionate interest in the assets belonging to that Class or in any way affecting the rights of holders of shares of any other Class.

(9) Conversion or Exchange Rights. Subject to compliance with the requirements of the Maryland General Corporation Law and the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any Class shall have the right to convert or exchange said shares into shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

(c) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any Class or series that the Corporation has authority to issue.

(d) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends or distributions, and wherever the words "share" or "shares" are used in the Charter or Bylaws of the Corporation, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

(e) The Corporation shall not be obligated to issue certificates representing shares of any Class or series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General
Corporation Law.

SIXTH: At such time as the Corporation has capital stock outstanding, the Corporation shall have three (3) directors, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than three (3), unless the number of stockholders is less than three (3), in which case the number of directors shall not be less than the number of stockholders. The name of the initial director who shall act until further directors have been nominated and successors are elected and qualify is:
Bruce Graham.

SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

(a) The Corporation reserves the right to adopt from time to time any amendment to its Charter, as now or hereafter authorized by law including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding capital stock.

(b) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time shares of its capital stock of any Class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any Class or Classes or series, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable.

(c) The presence in person or by proxy of the holders of one-third of the shares of all Classes and series issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by the Investment Company Act or other applicable law, and except that where the holders of shares of any Class or series are entitled to a separate vote as a Class or series (a "Separate Class"), or where the holders of shares of two or more (but not all) Classes or series are required to vote as a single Class or series (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote, shall constitute a quorum for such vote.

(d) Notwithstanding any provision of the Maryland General Corporation Law requiring the authorization of any action by a proportion greater than a majority of the votes of all Classes and series of capital stock, or greater than a majority of the votes of a particular Class or series of capital stock entitled to vote separately, or greater than a majority of the votes of two or more (but not all) Classes or series of capital stock required to vote as a single Class or series, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of votes of all Classes and series of capital stock, or by the affirmative vote of the holders of a majority of the total number of votes of a particular Class or series of stock, or by the affirmative vote of the holders of a majority of the total number of votes of two or more (but not all) Classes or series, as the case may be, except to the extent otherwise required by the Investment Company Act.

(e) To the fullest extent permitted by the Investment
Company Act and the Maryland General Corporation Law, no director or former director and no officer or former officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment to the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided by this Article SEVENTH, Paragraph (e), to directors or former directors or officers or former officers with respect to any act or omission that occurred prior to such amendment or repeal.

(f) Except as required by the Maryland General Corporation
Law or the Investment Company Act, the stockholders of the Corporation shall only have such right to inspect the records, documents, accounts, and books of the Corporation as may be granted from time to time by the Board of Directors in its sole discretion.

(g) Any determination made by or under the direction of the Board of Directors in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles applied by or pursuant to the direction of the Board of Directors or as otherwise required or permitted by the Securities and Exchange Commission, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of capital stock, past, present, and future, and all shares of capital stock are issued and sold on the condition and undertaking, evidenced by acceptance of such shares by, or confirmation of such shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid.

EIGHTH: (a) The Corporation shall indemnify and advance expenses to its directors as and to the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act.

(b) The Corporation shall indemnify and advance expenses to its officers and former officers to the same extent that it shall indemnify and advance expenses to its directors.

(c) No amendment to the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the protection afforded by this Article EIGHTH to a director or officer or former officer with respect to any act or omission that occurred prior to such amendment or repeal.

(d) For purposes of this Article EIGHTH, the word "director" shall have the meaning ascribed to that word by S. 2-418 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 10th day of December, 1999 and acknowledge the same to be my act.


__________________________________
Gerald Wolfe, Incorporator

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